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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 MARCH 13, 1998
                Date of Report (Date of earliest event reported)


                       UNIVERSAL SEISMIC ASSOCIATES, INC.
              Exact Name of Registrant as Specified in its Charter


         DELAWARE                      0-19971                  76-0256086
State of Incorporation or      Commission File Number        I.R.S. Employer
       Organization                                         Identification No.


        16420 PARK TEN PLACE
              SUITE 300                                  77084-5051
            HOUSTON, TEXAS                               (Zip Code)
Address of Principal Executive Offices


                                 (281) 578-8081
                         Registrant's telephone number,
                              including area code




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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (b) On March 13, 1998 Universal Seismic Associates, Inc. (the "Company") engaged the firm of Arthur Andersen LLP ("Arthur Andersen") as the independent accountants of the Company. The engagement of Arthur Andersen was unanimously approved by vote of the Board of Directors of the Company on March 12, 1998.

         During fiscal years 1996 and 1997 and the subsequent interim period through March 13, 1998, the Company did not consult Arthur Andersen regarding any disagreement with the Company's previous independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the previous independent accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

         In February 1997, a stockholder of the Company submitted letters to various members of the Company's Audit Committee alleging that "the Company's financial statements for the fiscal year ended June 30, 1996 and the fiscal quarters ended September 30, 1996 and December 31, 1996 were false and materially misstated" and alleging certain specific items of misstatement. The Company's Audit Committee conducted an internal review of the Company with the assistance and advice of independent legal counsel and Arthur Andersen, who had been engaged by such counsel. As a result of this review, the Company restated its financial statements for the three month periods ended September 30, 1996 and December 31, 1996.

         In December 1997, certain facts came to the attention of management which suggested that the financial statements for fiscal years 1996 and 1997 may have been misstated. Company management immediately communicated this information to its previous independent accountants and the Company's Audit Committee. The Audit Committee investigated these new items with the assistance and advice of independent legal counsel and Arthur Andersen, who had been engaged by such counsel. As a result of its investigation, the Audit Committee determined that the newly discovered information was likely to result in a restatement of the Company's financial statements for fiscal years 1996 and 1997. The nature of the possible adjustments to the financial statements generally relate to timing of revenue recognition. Arthur Andersen advised the Company that in its view the accounting for certain transactions brought to the attention of management in December 1997 was incorrect.

         Pursuant to Item 4(b) of Form 8-K and Item 304(a)(2) of Regulation S-B, the Company provided Arthur Andersen with a copy of this Form 8-K on March 17, 1998. The Company requested that Arthur Andersen review the disclosure concerning Arthur Andersen in this Item 4 and also provided Arthur Andersen the opportunity to furnish the Company with a letter addressed to the Commission that contains any new information, clarification of the Company's expression of Arthur Andersen's views, or the respects in which Arthur Andersen does not agree with the statements made by the Company in this Item 4 response to Item 304(a)(2) of Regulation S-B. Arthur Andersen has
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reviewed the information in this Form 8-K and has advised the Company that it does not have any new information or clarification of the Company's views and that it agrees with the statements of the Company made in this Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

    (a)     Not applicable.

    (b)     Not applicable.

    (c)     Exhibits.  No exhibits are filed as part of this report.
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 17, 1998

                                 UNIVERSAL SEISMIC ASSOCIATES, INC.


                                 By: /s/ Joe T. Rye
                                     ------------------------------------------
                                         Joe T. Rye, President and
                                         Chief Executive Officer